UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 13, 2009

KBL HEALTHCARE ACQUISITION CORP. III
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33583	20-8191477
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

380 Lexington Avenue, 31st Floor, New York, New York	10168
(Address of Principal Executive Offices)	(Zip Code)

212-319-5555
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

COMMENCING SHORTLY AFTER THE FILING OF THIS CURRENT REPORT ON FORM 8-K, KBL HEALTHCARE ACQUISITION CORP. III (“KBL”) AND PRWT SERVICES, INC. (“PRWT”) INTEND TO HOLD PRESENTATIONS FOR EXISTING STOCKHOLDERS OF KBL AND OTHER PERSONS WHO MIGHT BE INTERESTED IN PURCHASING KBL SECURITIES, REGARDING THE BUSINESS COMBINATION BETWEEN KBL AND PRWT, AS DESCRIBED IN THIS REPORT AND THE EXHIBITS HERETO. THIS CURRENT REPORT ON FORM 8-K, INCLUDING SOME OR ALL OF THE EXHIBITS HERETO, MAY BE DISTRIBUTED TO PARTICIPANTS AT SUCH PRESENTATIONS.

CITIGROUP GLOBAL MARKETS INC. (“CITI”), JEFFERIES & COMPANY, INC. (“JEFFERIES”) AND EARLYBIRDCAPITAL, INC. (“EBC”), EACH AN UNDERWRITER OF KBL’S INITIAL PUBLIC OFFERING (“IPO”) CONSUMMATED IN JULY 2007, ARE ASSISTING KBL AND PRWT IN THESE EFFORTS WITHOUT CHARGE, OTHER THAN THE REIMBURSEMENT OF THEIR OUT-OF-POCKET EXPENSES. ADDITIONALLY, THE UNDERWRITERS DEFERRED APPROXIMATELY $4,140,000 OF THE COMMISSIONS OWED TO THEM IN CONNECTION WITH THE IPO UNTIL THE CLOSING OF KBL’S BUSINESS COMBINATION.  KBL AND ITS DIRECTORS AND EXECUTIVE OFFICERS, PRWT AND ITS DIRECTORS AND OFFICERS AND EACH OF CITI, JEFFERIES AND EBC MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICIATION OF PROXIES FOR THE SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF KBL STOCKHOLDERS TO BE HELD TO APPROVE THE BUSINESS COMBINATION.

STOCKHOLDERS OF KBL AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, KBL AND PRWT’S REGISTRATION STATEMENT CONTAINING A PRELIMINARY PROXY STATEMENT/PROSPECTUS AND FINAL REGISTRATION STATEMENT CONTAINING A DEFINITIVE PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE SOLICITATION OF PROXIES FOR THE SPECIAL MEETING BECAUSE THESE PROXY STATEMENTS/PROSPECTUSES WILL CONTAIN IMPORTANT INFORMATION. SUCH PERSONS CAN ALSO READ KBL’S FINAL PROSPECTUS, DATED JULY 19, 2007 AND ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2008, FOR A DESCRIPTION OF THE SECURITY HOLDINGS OF THE KBL OFFICERS AND DIRECTORS AND OF CITI, JEFFERIES AND EBC AND THEIR RESPECTIVE INTERESTS IN THE SUCCESSFUL CONSUMMATION OF THIS BUSINESS COMBINATION. THE DEFINITIVE PROXY STATEMENT/PROSPECTUS WILL BE MAILED TO STOCKHOLDERS AS OF A RECORD DATE TO BE ESTABLISHED FOR VOTING ON THE BUSINESS COMBINATION. STOCKHOLDERS WILL ALSO BE ABLE TO OBTAIN A COPY OF THE DEFINITIVE PROXY STATEMENT/PROSPECTUS, WITHOUT CHARGE, BY DIRECTING A REQUEST TO: KBL HEALTHCARE ACQUISITION CORP. III, 380 LEXINGTON AVENUE, 31ST FLOOR, NEW YORK, NEW YORK 10168. THE REGISTRATION STATEMENT CONTAINING THE PRELIMINARY PROXY STATEMENT/PROSPECTUS AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS, ONCE AVAILABLE, CAN ALSO BE OBTAINED, WITHOUT CHARGE, AT THE SECURITIES AND EXCHANGE COMMISSION’S INTERNET SITE (HTTP://WWW.SEC.GOV).

PRWT’S FINANCIAL INFORMATION AND DATA CONTAINED IN THE EXHIBITS HERETO ARE UNAUDITED AND PREPARED BY PRWT AS A PRIVATE COMPANY AND DO NOT CONFORM TO SEC REGULATION S-X. ACCORDINGLY, SUCH INFORMATION AND DATA WILL BE ADJUSTED AND PRESENTED DIFFERENTLY IN KBL AND PRWT’S REGISTRATION STATEMENT TO SOLICIT STOCKHOLDER APPROVAL OF THE MERGER.

Item 1.01. Other Events.

General; Structure of Acquisition

On March 13, 2009, the following parties entered into an Agreement and Plan of Reorganization (“Merger Agreement”):

•	KBL Healthcare Acquisition Corp. III (“KBL”), a specified purpose acquisition corporation;

•	PRWT Services, Inc. (“PRWT”);

•	PRWT Merger Sub, Inc., a wholly-owned subsidiary of PRWT (“Merger Sub”); and

•	the holders of all of the outstanding capital stock of PRWT (“PRWT Stockholders”).

Pursuant to the Merger Agreement, KBL will engage in a business combination with PRWT.  The business combination will be accomplished by merging KBL into Merger Sub, with Merger Sub being the surviving corporation (“Merger”).  As a result of the Merger and related transaction, PRWT will become the public company following the Merger (“New Pubco”).  In this regard, all of KBL’s outstanding common stock, warrants and units shall be automatically converted into the same number of shares of common stock, warrants and units of New Pubco.  The terms of the KBL securities, such as the exercise price and exercise period of the public warrants, will remain the same.

PRWT and its subsidiaries are a diversified enterprise of pharmaceutical manufacturing and distribution, facilities management, and business process outsourcing services.  Cherokee Pharmaceuticals LLC (“Cherokee”), PRWT’s wholly-owned subsidiary, provides bulk chemical manufacturing of active pharmaceutical ingredients, specializing in handling antibiotics, high hazard reactions and potent compounds.  U.S. Facilities, Inc. (“USF”), PRWT’s 51%-owned subsidiary, provides professional facilities management and outsourcing services focusing on complex and highly-secure maintenance and management projects.  PRWT offers business process outsourcing to clients throughout the United States, including document processing, payment processing, mailroom services, lockbox, scanning and imaging, walk-in and call-center based customer service, and toll collection operations services.  PRWT is a certified minority business enterprise.

The merger is expected to be consummated in the third quarter of 2009, after the required approval by the stockholders of KBL and the fulfillment of certain other conditions, as described herein and in the Merger Agreement.

Merger Consideration

Upon completion of the Merger and related transaction, the PRWT Stockholders will own 11,950,000 shares (“Merger Shares”) of New Pubco (“New Pubco Common Stock”), subject to adjustment as set forth below, and will receive an aggregate of $3,500,000 in cash in exchange for the release and discharge of any and all claims against New Pubco.

The number of Merger Shares will be adjusted based on the total combined consolidated indebtedness of PRWT (“Net Debt”) as of the closing of the Merger.  The number of Merger Shares to be owned by the PRWT Stockholders immediately following the Merger will be increased or decreased by a number of shares equal to (i) the amount by which the Net Debt at the closing is less or greater than $45,000,000, divided by (ii) $7.85, except that any reduction in the number of Merger Shares will come from and be limited to the 941,211 shares to be held in the Escrow Fund (as defined under the heading “Indemnification” below).

An additional 8,000,000 shares of New Pubco Common Stock (“EBITDA Escrow Shares”) will be placed in escrow at the closing to be released to the PRWT Stockholders as follows:

•	One EBITDA Escrow Share for each $1 by which PRWT’s 2009 EBITDA exceeds $25,000,000, up to a maximum of 2,000,000 shares;

•	One EBITDA Escrow Share for each $1 by which PRWT’s 2010 EBITDA exceeds $30,000,000, up to a maximum of 3,000,000 shares;

•	One EBITDA Escrow Share for each $1 by which PRWT’s 2011 EBITDA exceeds $40,000,000, up to a maximum of 3,000,000 shares; and

•	One EBITDA Escrow Share for each share issued upon the exercise of New Pubco’s public warrants.

The EBITDA Escrow Shares will be subject to earlier release in the event New Pubco engages in (i) a merger or business combination in which it is not the survivor, (ii) a transaction in which it sells all or substantially all of its assets or (iii) a similar liquidity event which, in any case, results in all of the holders of PRWT common stock receiving consideration having a fair market value of at least $9.50 per share (as adjusted for and to equally and appropriately reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into PRWT common stock) enhancing cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to PRWT common stock).

Lock-Up

The PRWT Stockholders will not be able to sell or otherwise transfer any shares of New Pubco Common Stock owned by them immediately following the Merger (including the EBITDA Escrow Shares) (“Lock-Up Shares”) until after the six-month anniversary of the closing of the Merger.  After the six-month anniversary and until December 31, 2012, the holders of Lock-Up Shares will only be able to sell such quantity, in such manner and to such persons that the audit committee of New Pubco has consented to in writing, which consent may not be unreasonably withheld but may be withheld in order to prevent New Pubco from failing to comply with any of the requirements of its minority business certifications.  Furthermore, after December 31, 2012 and until December 31, 2015, if a holder of Lock-Up Shares intends to transfer all or a part of the Lock-Up Shares in a market sale, private sale or other transaction, the holder must notify New Pubco of its intent, and New Pubco will have an option to purchase the shares at a price equal to the average market price of the New Pubco Common Stock during the ten-day period ending the day before the holder delivers the notice.  Notwithstanding the foregoing, a holder of Lock-Up Shares may transfer such shares to certain permitted transferees by gift, will or intestate succession, or by judicial decree.

The holders of the common stock issued by KBL prior to the initial public offering by KBL consummated in July 2007 (“IPO”) will not be able to sell or otherwise transfer any shares of New Pubco Common Stock until the six-month anniversary of the closing of the Merger.

Indemnification

To provide a fund for payment to New Pubco with respect to the Net Debt adjustment described above and with respect to New Pubco’s post-closing rights to indemnification under the Merger Agreement for breaches of representations and warranties and covenants by PRWT and the PRWT Stockholders, the PRWT Stockholders will place in escrow 941,211 of their shares of New Pubco Common Stock (“Escrow Fund”).  The shares held in the Escrow Fund will be the sole remedy for New Pubco for its rights to indemnification under the Merger Agreement.  Claims for indemnification may be asserted against the Escrow Fund by New Pubco once its damages exceed a $1,000,000 threshold and will be reimbursable for the full amount of the damages in excess of such amount but only to the extent of the shares then held in the Escrow Fund.  Claims for indemnification may be asserted until thirty (30) days after the date on which New Pubco has filed its annual report on Form 10-K for the fiscal year ending December 31, 2010 (“Final Escrow Release Date”).  On the date that is thirty (30) days after the date on which New Pubco has filed its annual report on Form 10-K for the fiscal year ending December 31, 2009, fifty percent (50%) of the shares held in the Escrow Fund, less any applied in satisfaction of or reserved with respect to indemnification claims, will be released to the PRWT Stockholders.  On the Final Escrow Release Date, the remaining shares in the Escrow Fund, less any applied in satisfaction of or reserved with respect to indemnification claims, will be released to the PRWT Stockholders.

Representations and Warranties

The Merger Agreement contains representations and warranties of each of KBL and PRWT and the Merger Sub relating to, among other things, (a) proper organization and similar limited liability and corporate matters, (b) capital structure of each constituent company, (c) the authorization, performance and enforceability of the Merger Agreement, (d) licenses and permits, (e) taxes, (f) financial information and absence of undisclosed liabilities, (g) holding of leases and ownership of other properties, including intellectual property, (h) contracts, (i) title to properties and environmental and other conditions thereof, (j) absence of certain changes, (k) labor matters and employee benefit plans, (l) compliance with laws, (m) litigation, (n) regulatory matters and (o) compliance with the requirements of PRWT’s minority business certifications.

Covenants

The parties have each agreed to take such actions as are necessary, proper or advisable to consummate the Merger. Each of PRWT, Merger Sub and KBL has also agreed to continue to operate their respective businesses in the ordinary course prior to the closing and, unless otherwise required or permitted under the Merger Agreement, not to take the following actions, among others, without the prior written consent of the other party:

•
declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock, subject to certain specific exceptions set forth in the Merger Agreement;

•
except with respect to (1) loans to KBL made by its directors, officers or stockholders, (2) advances under the PRWT’s current credit facilities or (3) PRWT indebtedness to the USDA and the Machinery Loan Equipment Fund (“MELF”) (provided that indebtedness relating to USDA and MELF shall be included in the calculation of Net Debt, as described above), incur any indebtedness for borrowed money or guarantee any such indebtedness of another person or entity, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of KBL or PRWT, as applicable, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing.

The Merger Agreement also contains additional covenants of the parties, including covenants providing for:

•	the parties to take all necessary actions to ensure PRWT remains in compliance with all of the requirements of its minority business certifications through the closing of the Merger;

•
KBL and PRWT to prepare and file a registration statement, which shall contain a proxy statement/prospectus, to register, under the Securities Act, the PRWT Common Stock and other securities that will be issued to the holders of KBL’s securities pursuant to the Merger, and to solicit proxies from KBL’s stockholders to vote on the proposals that will be presented for consideration at the special meeting;

•	the parties to take all necessary action to elect the officers and directors of New Pubco;

•
the parties to use commercially reasonable efforts to obtain all necessary approvals from governmental agencies and other third parties that are required for the consummation of the transactions contemplated by the Merger Agreement;

•	the protection of confidential information of the parties and, subject to the confidentiality requirements, the provision of reasonable access to information;

•
PRWT and the PRWT Stockholders to waive their rights to make claims against KBL to collect from the trust fund established for the benefit of the holders of the shares of common stock issued in KBL’s IPO (the “KBL Public Shares”) for any monies that may be owed to them by KBL;

•
KBL and PRWT to use commercially reasonable efforts to obtain the listing for trading of New Pubco Common Stock and New Pubco’s warrants and units on the NYSE Alternext US, the NYSE or the NASDAQ Stock Market;

•	PRWT to provide periodic financial information to KBL through the closing;

•	KBL and PRWT to proceed diligently and in good faith in identifying management personnel with whom PRWT shall agree upon and deliver employment agreements;

•
New Pubco, from and after the closing and for six years thereafter, to take all necessary actions to ensure that the equity ownership of New Pubco continues to comply with all of the requirements of its minority business certifications; and

•	in connection with any redemption or call of the New Pubco’s warrants following the closing of the Merger, the holders of the warrants will be offered the ability to exercise on a “cashless” basis.

Conditions to Closing

General Conditions

Consummation of the Merger is conditioned on (i) the holders of KBL Public Shares, at a meeting called for this and other related purposes, approving the merger proposal and (ii) the holders of fewer than 30% of the KBL Public Shares voting against the merger and properly demanding that such shares be converted into a pro-rata portion of the trust account, calculated as of two business days prior to the anticipated consummation of the Merger.

In addition, the consummation of the transactions contemplated by the Merger Agreement is conditioned upon, among other things:

•	no order, stay, judgment or decree being issued by any governmental authority preventing, restraining or prohibiting in whole or in part, the consummation of such transactions;

•
the number of shares of New Pubco Common Stock owned by the PRWT Stockholders immediately after the Merger constituting no less than 58% of all of the then issued and outstanding shares of PRWT Common Stock (excluding the EBITDA Escrow Shares).

PRWT’s and PRWT Stockholders’ Conditions to Closing

The obligations of PRWT and the PRWT Stockholders to consummate the transactions contemplated by the Merger Agreement also are conditioned upon, among other things:

•	there being no material adverse change in the business of KBL since the date of the Merger Agreement;

•	KBL being in compliance with the reporting requirements under the Securities Act and the Exchange Act;

•	receipt by PRWT of opinions of KBL counsel in agreed form;

•	all of the current officers and directors of KBL having resigned from their positions;

•	the escrow agreement relating to the EBITDA Escrow Shares and the escrow agreement relating to the Escrow Fund shall have been executed and delivered by the parties thereto; and

•	KBL shall have arranged for funds remaining in the trust account to be disbursed to New Pubco upon closing of the Merger;

KBL’s Conditions to Closing

The obligations of KBL to consummate the transactions contemplated by the Merger Agreement also are conditioned upon each of the following, among other things:

•	there shall have been no material adverse change in the business of PRWT or its subsidiaries since the date of the Merger Agreement;

•
the lock-up agreements relating to the Lock-Up Shares, the escrow agreement relating to the EBITDA Escrow Shares and the escrow agreement relating to the Escrow Fund shall have been executed and delivered by the parties thereto;

•	receipt by KBL of opinions of PRWT’s counsel;

•
all outstanding indebtedness owed by PRWT’s insiders having been repaid in full and all outstanding guaranties and similar arrangements pursuant to which PRWT has guaranteed the payment or performance of any obligations of any of PRWT’s insiders to a third party having been terminated, and no insider shall own any direct equity interests in any subsidiary of PRWT or in any other person or entity that utilizes the name “PRWT” or any other name comprising the intellectual property or any derivative thereof, except for the 49% interest of USF held by certain PRWT insiders;

•
the separation agreements by and between PRWT and William Turner, dated April 18, 2008, as amended, and by and between PRWT and Fletcher Wiley, dated April 15, 2008, as amended, having been terminated; and

•	each of the parties to the USF stockholders’ agreement, dated as of May 31, 2000, having agreed in writing to waive the certain provisions set forth therein.

Waiver

If permitted under applicable law, either PRWT or KBL may waive any inaccuracies in the representations and warranties made to such party contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement and waive compliance with any agreements or conditions for the benefit of itself or such party contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement. The condition requiring that the holders of fewer than 30% of the KBL Public Shares affirmatively vote against the merger proposal and demand conversion of their shares into cash may not be waived. There can be no assurance that all of the conditions will be satisfied or waived.

At any time prior to the closing, either PRWT or KBL may, in writing, to the extent legally allowed, extend the time for the performance of any of the obligations or other acts of the other parties to the Merger Agreement.

The existence of the financial and personal interests of the directors may result in a conflict of interest on the part of one or more of them between what he may believe is best for KBL and what he may believe is best for himself in determining whether or not to grant a waiver in a specific situation.

Termination

The Merger Agreement may be terminated at any time, but not later than the closing, as follows:

•	by mutual written agreement of KBL and PRWT;

•
by either KBL or PRWT if the Merger is not consummated on or before July 19, 2009, provided that such termination is not available to a party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to be consummated before such date and such action or failure to act is a breach of the Merger Agreement;

•
by either KBL or PRWT if a governmental entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, judgment, ruling or other action is final and nonappealable;

•
by either KBL or PRWT upon the material breach of any of its representations, warranties, covenants or other agreements contained in the Merger Agreement, or if any representation or warranty has become untrue, and such breach has not been cured within thirty days of the notice of an intent to terminate, provided that the terminating party is itself not in breach; or

•
by either KBL or PRWT if, at the KBL stockholder meeting, the Merger Agreement shall fail to be approved by the affirmative vote of the holders of a majority of the shares of common stock issued in KBL’s IPO present (in person or represented by proxy) and entitled to vote at the meeting or the holders of 30% or more of the such shares exercise conversion rights.

Post-Merger Board of Directors of PRWT

The composition of PRWT’s board of directors after the Merger will be determined by mutual agreement between PRWT and KBL and will be set forth in the definitive proxy to be delivered to KBL stockholders with respect to the special meeting of stockholders to consider and vote upon the Merger and related proposals.  The board will have at least a majority of independent directors under applicable SEC and stock exchange rules and its composition will comply with the all of the requirements of PRWT’s minority business certifications.

Interests of KBL’s Directors and Officers and Others in the Merger

KBL’s directors and officers have the following interests in the Merger:

•
If the merger is not consummated by July 19, 2009, KBL will be liquidated. In such event, the 3,750,000 shares held by KBL’s directors and officers that were acquired before KBL’s IPO for an aggregate purchase price of $25,000 would be worthless because KBL’s directors and officers are not entitled to receive any of the liquidation proceeds with respect to such shares.

•
KBL’s officers and directors have also purchased 2,075,000 warrants, for an aggregate purchase price of $2,075,000 (or $1.00 per warrant) pursuant to agreements with KBL and Citigroup Global Markets Inc. All of the warrants will become worthless if the Merger is not consummated.

•
If KBL liquidates prior to the consummation of a business combination, Zachary Berk, KBL’s chairman of the board, Marlene Krauss, KBL’s chief executive officer and a member of its board of directors, and Michael Kaswan, KBL’s chief operating officer and a member of its board of directors, have agreed that they will be personally liable, jointly and severally, to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or of contracted parties that are owed money by KBL for services rendered or contracted for or products sold to KBL.  Based on KBL’s estimated debts and obligations, it is not currently expected that Mr. Berk, Ms. Krauss or Mr. Kaswan will have any exposure under this arrangement in the event of a liquidation.

The underwriters in KBL’s IPO, including Citigroup Global Markets Inc., Jefferies & Company, Inc. and EarlyBirdCapital, Inc., will also be entitled to receive $4,140,000 of deferred underwriting commissions upon consummation of the Merger.

Item 8.01	Other Events

The following information is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section.

General

PRWT is a diversified enterprise conducting pharmaceutical manufacturing and distribution, facilities management and maintenance, and business process outsourcing services.

As a nationally recognized minority-owned enterprise, PRWT is one of the largest minority-owned businesses headquartered in the Greater Philadelphia Region and has been ranked in the top 100 minority-owned service industry businesses in the United States by Black Enterprise magazine for the past eight years.  As a matter of priority PRWT provides contract opportunities and mentoring to other minority firms.  PRWT is a certified minority business enterprise with the National Minority Supplier Development Council (“NMSDC”) and has local council memberships in 17 states, including Pennsylvania, Maryland and Virginia.

Founded in 1988 to provide and manage back-office and clerical support services for government and private companies as a subcontractor to Lockheed Martin IMS, PRWT has continually expanded its business process outsourcing (“BPO”) operations, as well as adding facilities management and maintenance services  through its acquisition of a majority ownership in USF and active pharmaceutical ingredients (“API”) manufacturing capabilities through the acquisition of a Merck & Co. Inc. (“Merck”) of an API manufacturing facility in Riverside, Pennsylvania by its Cherokee subsidiary.   PRWT believes that it is the first minority owned manufacturer of active pharmaceutical ingredients in the United States with Cherokee’s acquisition of this Riverside, Pennsylvania facility.

PRWT operates its pharmaceutical manufacturing business through its wholly owned subsidiary, Cherokee.  Upon its launch, the distribution business will also operate through Cherokee. Cherokee is a fine chemical manufacturing company producing APIs for a number of human and animal health products, including antibiotics.

Prior to Cherokee’s acquisition, the Riverside facility was used by Merck to manufacture APIs for a number of Merck’s human and animal health products for over 58 years.  PRWT has turned Cherokee into a revenue producing facility by providing services such as laboratory development through piloting, production and final product testing and release, using a wide range of reaction chemistry and unit operations, to third party customers, which include Merck.    Cherokee has a highly skilled workforce, with specialized skills in handling antibiotics, high hazard reactions and potent compounds and operates in conformance to current good manufacturing practices (“cGMPs”).  Cherokee’s API products are sent to finishing plants and used in final products that include antibiotics for human and animal health, new compounds for cardiovascular and anti-parasitic products for crop protection.  In addition, Cherokee’s existing infrastructure supports other PRWT life science growth initiatives, including sophisticated distribution facilities for life-science related material, a kilo-scale pilot plant, and fermentation based manufacturing.

Since 2001, PRWT has operated its facilities management and maintenance business through its 51% ownership in USF, a facilities management company that has been in operation since 1967.  USF’s services include building operations and maintenance; roads and grounds maintenance; custodial and related services; specialized equipment operation and maintenance; security and armed guard services; and navigation locks and drawbridge operations.  Since being acquired by PRWT, USF has been awarded eight contracts and currently maintains 4.0 million square feet in 46 buildings, and eight bridges.

PRWT’s BPO division has historically concentrated on providing services for state and local governments as a subcontractor and partner to Lockheed Martin IMS and its successor, Affiliated Computer Services’ Government Solutions Group (“ACS”).  BPO provides services across multiple ACS business units, including Municipal Services, Transportation Services, Family and Community Services, and Healthcare Services.

PRWT was incorporated in Pennsylvania in 1988.  PRWT’s executive office is located at 1835 Market Street – 8th Floor, Philadelphia, Pennsylvania, 19103 and its telephone number is (215) 569-8810.  PRWT’s website is www.prwt.com.

Pharmaceutical Manufacturing and Distribution

PRWT operates its pharmaceutical manufacturing business through its wholly owned subsidiary, Cherokee.  Upon its launch, the distribution business will also operate through Cherokee.  Cherokee is a fine chemical manufacturing company producing APIs for a number of human and animal health products, including antibiotics.

Strategy

Cherokee plans to develop new services and products to expand its operations through the following initiatives:

•
Develop its life sciences services. Cherokee will seek to expand and grow these services by increasing API manufacturing volume from Merck and new non-Merck customers in each of its three existing factories.  Cherokee will seek to expand its production capacity through the installation of parallel processing equipment for rate-limiting steps and expand the product capacity for generic products in certain of its factories.

•
Increase fermentation volume and growth with new customers.  Cherokee has a large-scale, significantly underutilized fermentation facility capable of producing bio-pesticides, nutri-ceuticals and industrial enzymes, etc.  Cherokee is already piloting batches for two customers and has executed non-disclosure agreements with nine more potential customers.  The fermentation factory is located in a recently approved and awarded Keystone Opportunity Zone (“KOZ”)-designated area of the site, which will make the facility even more attractive to potential clients given its state “tax-free” status with the Commonwealth of Pennsylvania.  This designation means that the fermentation business will be free of property taxes and Pennsylvania income taxes for the next 10 years, enhancing its profitability and cost competitiveness.

•
Launch a chemical warehousing and distribution business in conjunction with Sigma-Aldrich Fine Chemicals (“Sigma”). Cherokee’s current Riverside facility includes 10 underutilized warehouses with differing configurations (e.g. freezers, coolers, ambient temperature) supporting the existing API operations with both truck and rail spur access.  Cherokee intends to use its available capacity and cGMPs warehousing capability to launch a specialty chemical warehousing/distribution business; servicing potential customers throughout the Northeastern United States.  Cherokee partnered with Sigma and successfully conducted a proof of concept, which the companies believe validated their ability to leverage Sigma’s global procurement capabilities with the acquired warehousing infrastructure and cGMPs operation to receive, test, store, package, and deliver specialty chemicals for customers.  Cherokee’s objective is to create, build, launch, and operate a specialty chemical warehouse/distribution business that provides value-added and cost effective global procurement and fulfillment services that is minority owned.

•
Pursue potential supply chain vertical integration growth opportunities.  Cherokee plans to explore the financial feasibility of adding to its life science manufacturing capabilities through vertical integration in the supply chain.

•
Explore the feasibility of offering its own Cherokee labeled products. Cherokee intends to explore the possibilities of acquiring and marketing products coming off patent under a Cherokee label for distribution to the retail market, including individuals and hospitals. These products are expected to be mainly solid dose and with annual sales revenue per product between $50 million and $150 million.

•
PRWT and Cherokee will also continue to invest in additional management and marketing expertise, assets and infrastructure to ensure continued outstanding operating performance concurrent with growth and expansion.

Services

Cherokee is capable of providing a broad range of manufacturing services and produces a variety of API products for humans and animals, as well as crop protection products.  Cherokee’s services include API manufacturing using a wide range of chemistry and unit operations.  Cherokee has experience in process start ups, including validation, automation and chemistry support.  Cherokee has specialized skills in handling antibiotics, high hazard reactions, and potent compounds such as carbopenems or mectins.

Cherokee’s fermentation capabilities include raw material handling, fermentation, isolation, and process development.  On-site wastewater treatment facilities, support laboratories, and bulk raw material storage systems provide comprehensive support systems for the manufacturing process.

Laboratory Testing Services

Cherokee’s technical laboratory services offer a one-stop, full-service laboratory, operating 24 hours a day, seven days a week.  Cherokee has excellent Food and Drug Administration, Environmental Protection Agency, Occupational Safety and Health Administration, and Department of Environmental Protection regulatory compliance records during its long history of operation. Cherokee handles the most demanding laboratory service requirements.

Distribution

Cherokee’s launch into the specialty chemical distribution business offers a unique combination of global procurement capabilities through its partner Sigma’s combined with Cherokee's available cGMPs storage and handling environments, sourcing and technical laboratory testing services under a single U.S. based infrastructure, with the potential to serve the Northeast United States corridor where many of the world’s leading pharmaceutical companies are located.  Cherokee expects to begin offering these services during the second quarter of 2009.

In November 2008, Cherokee completed a warehousing/distribution proof of concept, which validated its ability to leverage the distribution infrastructure and cGMPs operation to receive, test, store, package, and deliver specialty chemicals for non-Merck customers.

Research and Development Services

Cherokee provides research and development services and possesses significant capabilities for product/process development with experience in antibiotics and highly toxic compounds.

Customers

In connection with the acquisition of the Cherokee facility in January 2008, Cherokee entered into a supply agreement with Merck to supply Merck with certain APIs and certain other substances.  This agreement expires on December 31, 2012, with a right by Merck to extend the agreement for an additional three years.  Pursuant to this agreement, Cherokee will manufacture APIs and certain other compounds that are used in Merck antibiotic products, and may not manufacture such products for others unless it first obtains Merck’s consent.  The supply agreement also provides that should Cherokee or PRWT engage in a transaction that would cause either of them to lose its diversity status with the NMSDC or should Cherokee, PRWT or their successors in a transaction not retain their senior operating officers or replace such officers with individuals with similar expertise, Merck may terminate such agreement.

Facilities Management and Maintenance

USF provides professional facilities management and maintenance services on client owned or leased facilities.  USF’s services include building operations and maintenance; roads and grounds maintenance; custodial and related services; specialized equipment operation and maintenance; security and armed guard services; and navigation locks and drawbridge operations.  USF’s current contracts are concentrated in Pennsylvania, Virginia, and Washington, DC.  USF’s target market segments include federal, municipal, corrections, and social services. Its goal over time is to transition to a pharmaceutical services business model by utilizing its core capabilities in support of the life sciences industry.

USF uses a computerized maintenance management system to capture and analyze project performance data and to enable its managers to evaluate options and make the most informed and cost effective decisions.

Strategy

USF intends to continue its expansion through the following initiatives:

•
Expanding facilities management services to commercial/life sciences customers. USF has been able to leverage PRWT's entrance into the life sciences market through the Cherokee acquisition and through developing a relationship with a global facilities management company.  The team will continue to pursue other significant commercial/life sciences customers.

•
Expanding facilities management services to federal government customers. USF has a proven track record with federal clients as evidenced by its Social Security Administration and Army Corp of Engineer long-term contracts and relationships.   USF worked diligently to be placed on a number of GSA schedules for facilities management services in late 2008 and will pursue additional facilities management opportunities in the federal space.

•
Continue geographic growth with federal, state and local customers. USF entered the Washington D.C. market with its Thurgood Marshall Federal Judiciary Building and D.C. Communication Center awards in 2006, expanding upon its Philadelphia and Virginia base. USF will seek to continue to grow geographically.

Services

USF offers professional management and start-to-finish execution for its clients’ facilities operations, maintenance and support services requirements, including:

•	Operations

☐	equipment systems
☐	boiler and chiller plants
☐	bridges and navigation systems
☐	warehouse and logistics facilities

•	Maintenance and Repair Services

☐	facility equipment
☐	building systems and structures
☐	security and life-safety systems
☐	pavements and outdoor structures

•	Support Services

☐	custodial and related services
☐	physical and electronic security
☐	trash removal and recycling
☐	integrated pest management
☐	mailroom and messenger services
☐	building alteration and construction

Customers

USF’s customer contracts are currently concentrated in the Philadelphia, Pennsylvania and Washington DC/Virginia markets.  USF’s customers are in various market segments, including correctional facilities, general purpose office buildings, and moveable bridges to communication centers and waterways.

USF has leveraged PRWT's entrance into the life sciences market through the operations of Cherokee by developing a relationship with a global facilities management company.

Business Process Outsourcing Services

PRWT’s BPO division business offers delivery of customer care solutions and business processing centers, for municipal services, transportation services and health/family/community services for government agencies.  PRWT provides BPO services for state and local governments as a subcontractor and partner to ACS.  PRWT’s BPO division manages 19 contracts in six states and 11 cities, including California, Florida, and New York.  Its goal over time is to transition to a pharmaceutical services business model by utilizing its core capabilities in support of the life sciences industry.   PRWT’s customers include federal, state, municipal governments and agencies in various markets.  PRWT’s BPO division provides the following services:

•	Inbound call-center services. Complete program management of a tailored solution which provides the labor, telephone automation equipment and quality monitoring and reporting.

•	Document imaging/capture. Sort, image, index, and data entry of documents at a co-located or local facility.

•
Mailroom/lock-box. Document imaging, coordinate receipt and conversion of specific forms, applications, claims, and remittance information received via the U.S. Postal Service using imaging, OCR and data entry to increase department productivity.

•
Collection and processing services. Traffic and parking violation collection and processing services for several major cities; support of surcharge billing and collection programs; violations processing services including image review, noticing and correspondence processing; part-time and temporary toll collection services; parking arrangement; and child support enforcement services.

•	Emergency medical services management billing and collections (“EMS”). Claims processing, data entry, payment processing, customer service, correspondence processing, and collections.

Strategy

The historical success of PRWT’s BPO division served as a key factor in establishing and building its relationship with Merck and allowing PRWT to successfully compete for and complete the acquisition of the API manufacturing facility.  The goal for the BPO division is to transition to a pharmaceutical business services model and focus growth on life sciences areas while it continues to maintain its existing business, attracting new customers and implementing continuous improvements, such as packaging offerings to fit additional target customer groups, initiating continuous improvement processes, continuing precise measurement of results and developing an information technology platform and begin to offer services to clients.

PRWT believes that the following areas present potential areas of expansion for the BPO division:

•
Expansion of BPO services into the commercial market. A significant portion of current and historic BPO revenues have been generated from services provided to state and local government clients.  The addition of executives with proven commercial market subject-matter expertise and experience pursuing opportunities in the market segment will help to generate growth in the commercial markets.

•
Expansion of BPO services in the Philadelphia metropolitan region. Only a small portion of the BPO business' current revenue is generated from clients in the Philadelphia metropolitan region.  With the recent management additions, BPO believes it is able to pursue commercial, and state and local opportunities within its local area.

•	BPO cross-selling opportunities generated from USF and Cherokee customers. Both USF and Cherokee have commercial pipeline from which could benefit in the form of cross-selling opportunities.

BPO Municipal Services

As a subcontractor to ACS, PRWT provides traffic and parking violation collection and processing services to cities, including Philadelphia, Los Angeles, San Francisco (where PRWT is the prime contractor) and the State of New Jersey.  BPO also supports the surcharge billing and collections program in New Jersey for The Motor Vehicles Commission.  In addition to this program, PRWT provides collection services for other clients including New Jersey E-ZPass and the city of Denver courts.  PRWT also provides EMS services to the cities of Philadelphia, Houston, DeKalb, Georgia, and Columbus, Ohio.

BPO Transportation Services

As a subcontractor to ACS, BPO supports the authorities and agencies that are included in the New York E-ZPass toll consortium (which includes the Metropolitan Transportation Authority, the Port Authority of New York/New Jersey and the New York Throughway Authority) and the New Jersey E-ZPass consortium (which includes the New Jersey Turnpike Authority, the New Jersey Highway and the South Jersey Transportation Authority).  ACS/PRWT was just awarded a 10-year contract renewal with New York E-ZPass that starts in 2009 and ends in 2019.  This new contract renewal also includes three one-year options.

In 2006, PRWT expanded its electronic toll collection operations to include Orlando E-PASS where PRWT provides, as a subcontractor, violations processing services including image review, noticing, and correspondence processing.  As the prime contractor PRWT provides part-time and temporary manual toll collection services for the four bridges as the prime contractor for the Delaware River Port Authority of Pennsylvania and New Jersey.  As a sub-service to this project, PRWT also provides parking management for the Authority’s Cruise Terminal, which includes traffic direction, greeting travelers, and providing security personnel during the cruise season.

BPO Family and Community Services

As a subcontractor to ACS, PRWT provides child support enforcement services to the states of Pennsylvania, Florida, and Ohio.   In Ohio, PRWT has managed the entire mailroom operation since 2003.  In addition, in Pennsylvania, PRWT is a subcontractor to The Crider Group, a woman-owned business enterprise under a fixed price contract, and The Crider Group is a subcontractor to ACS.  PRWT has been successful in collaborating with state and city agencies to provide job opportunities for its projects which provide call center services. In Florida, PRWT provides call center services as a subcontractor to ACS who has a contract with the Florida Department of Revenue.

Minority-Owned Business

PRWT is currently classified as a minority-owned business by the NMSDC and has local council memberships in 17 states, including Pennsylvania, and is also certified in 18 state and local municipalities, including Philadelphia. The state and local minority certification requirements are dependent on the locality, but generally require that the operations of the corporation are controlled by socially and economically disadvantaged minority persons and that such minority persons hold at least a 51% interest. Some corporations target a percentage of their requests for proposals for minority and/or small business participation – or have a “best efforts” policy to use minority and/or small businesses.  As a qualified minority contractor (of scale), PRWT provides an advantage to prime contractor proposals it is a part of because as a prime contractor along with its subcontractors it meets and usually surpasses the diversity requirement of the company requesting services.  In the event that the minority certification is compromised, those contracts that are tied to minority participation with a required certifying agency could result in default on the contract and, therefore, potentially loss of the contract.  Among current PRWT contracts, ongoing NMSDC certification is a requirement of PRWT’s supply agreement with Merck.  BPO contracts with contractual certification requirements are New York E-ZPass, Los Angeles Tickets, Philadelphia Parking and EMS, Orlando Orange Expressway Authority.  USF contracts with contractual certification requirements are TRIPLEX and Virginia Department of Transportation.

Intellectual Property

Generally, PRWT seeks statutory protection for strategic or financially important intellectual property developed in connection with its business.  Certain intellectual property, where appropriate, is protected by contracts, licenses, confidentiality or other agreements.

Most works of authorship produced for PRWT, such as computer programs, catalogs and sales literature, carry appropriate notices indicating PRWT’s claim to copyright protection under U.S. law and appropriate international treaties.

Legal Proceedings

PRWT is currently not a party to any legal proceedings which may have a material impact on its business.

Management

PRWT executive officers are as follows:

Willie F. Johnson founded PRWT in 1988 and has been its Chairman since its inception.  For 18 years, Mr. Johnson served as the Commissioner of the Office of Social Services for the Commonwealth of Pennsylvania, as well as the Executive Director of the Office of Employment and Training under the Office of the Mayor for the City of Philadelphia. Prior to founding PRWT, Mr. Johnson was the owner/CEO of Fidelity Systems, Inc., a cable/line construction company.  His involvement in community activities is extensive. He is a board member of the Cheyney University Foundation, Girard College, the African-American Chamber of Commerce, and his alma mater, Allen University.  Mr. Johnson was also a former board member of the Perkiomen School, the United Way of Southeastern Pennsylvania, and the Urban League of Philadelphia.  Mr. Johnson holds a B.A. from Allen University in South Carolina and a M.S.W. from the University of Pennsylvania.

Harold. T. Epps was appointed President of PRWT in November 2007 and appointed CEO in October 2008. Previously, Mr. Epps was a vice president of Quadrant-EPP, a global manufacturer of plastics. In 2005, Quadrant-EPP acquired Poly-Hi Solidur Americas, a subsidiary of Menasha Corporation where Mr. Epps was President, North America.  Mr. Epps is an active business and community leader. Currently, he is a member of the Greater Philadelphia Chamber of Commerce board of directors, and on the board of directors of the Greater Philadelphia Urban Affairs Coalition. Mr. Epps also chairs the advisory board of the School of Business at North Carolina Central University.  He has served as a director of the NAACP Legal Defense Fund/the New England Committee, the Greater Boston YMCA Black Achievers, the Milwaukee Urban League Advisory Committee, the Leader’s Forum, and the Southeastern Wisconsin Alzheimer’s Association.  He holds a B.S. from North Carolina Central University and an M.B.A. from Western New England College.

Jerry L. Johnson has served as Vice Chairman of PRWT since May 2008.  Mr. Johnson is responsible for developing growth strategies around PRWT’s merger and acquisition activities. Prior to joining PRWT, Mr. Johnson served as chairman of Radnor Trust Company, a nationally chartered full service bank based in Radnor, Pennsylvania.  He previously served as the president of eMoney Advisor and was an executive vice president at Safeguard Scientifics, an operating company focused on acquiring and developing technology companies. He is chairman of RTC Holdings, Inc., chairman of the board of directors of ESmith Legacy, Inc. and chairman of Axum Partners.  He also chairs the Arthur Ashe Youth Tennis and Education Board, and serves on the board of the Academy in Manayunk, the Elite Company Advisory Board, and is a trustee of the Elite Company Foundation.  Previously, he served on the boards of Episcopal Academy, the Philadelphia Orchestra and the Wistar Institute.  Mr. Johnson holds a B.S. from Truman State University, an M.S. from Northern Illinois University, and an M.S. from MIT’s Sloan School of Management.

Murvin Lackey has served as CEO of Distribution Operations of PRWT since March 2009 and has been Senior Advisor to the Chairman since January 2008.  Mr. Lackey leads PRWT’s enterprise-wide procurement strategy and is responsible for establishing best practices to implement strategic growth initiatives across business units. He also oversees the development of PRWT’s distribution business. Mr. Lackey has over 30 years of experience in global procurement, materials management and logistics, with extensive experience in building supply chain capabilities.  Before joining PRWT, he was executive vice president for procurement at GlaxoSmithKline and, prior to that, held senior positions at AMOCO Corporation, and at Digital Equipment Corporation. Mr. Lackey earned his M.B.A. from the University of Denver, and has completed executive programs at the University of Cincinnati, the University of Maryland, Xavier University, and INSEAD (France).

George Burrell has served as General Counsel & Executive Vice President of Business Development of PRWT since October 2007. Mr. Burrell, the former president and CEO of Innovation Philadelphia, a Philadelphia regional economic development agency.  Before joining Innovation Philadelphia in 2006, Mr. Burrell was Secretary of External Affairs for the City of Philadelphia.  As a member of the cabinet of Mayor John F. Street, he helped to implement a vision that improved the quality of life for all Philadelphians and firmly established Philadelphia as one of the great cities in America.  Mr. Burrell is a member of the board of directors of the Kimmel Center for the Regional Performing Arts, the Pennsylvania Convention & Visitors Bureau and the Center City District.  Previously he was chairman of the board of the Urban League of Philadelphia and served on the board of trustees for Bright Hope Baptist Church.  He has also been a board member of the Barrister’s Association of Philadelphia, the National Bar Association, the African-American Museum, the Philadelphia Theatre Company and the Pennsylvania Convention Center.  Mr. Burrell received his B.S. and J.D. from the Wharton School and the Law School at the University of Pennsylvania.

John McCarey has served as Executive Vice President and Chief Financial Officer of PRWT since January 2008. Mr. McCarey is responsible for all financial and administrative matters of PRWT.  Prior to joining PRWT, Mr. McCarey held executive positions at Lockheed Martin IMS, including the position of chief financial officer. He was also with ACS Government Solutions, where he was corporate senior vice president of finance and an executive vice president.  Mr. McCarey earned his B.S. from St. Joseph’s College and is a certified public accountant.

Stratton “Skip” Lee has served as Executive Vice President of Mergers and Acquisitions and Business Development of PRWT since November 2007.  Prior to that Mr. Lee was President and Chief Operating Officer of PRWT from July 2004 until November 2007.  Mr. Lee led the two year diligence, negotiation and acquisition of the Riverside Facility from Merck.  Prior to joining PRWT, Mr. Lee held several senior level positions with Lockheed Martin IMS, now ACS Government Solutions.  He was director of operations for Transportation Systems and Services (TSS), chief operating officer, and senior vice president and managing director for TSS.  He also served as senior vice president of mergers and acquisitions, for ACS.  Earlier in his career Mr. Lee was director of the New Jersey Division of Motor Vehicles and executive director of the New Jersey Department of Treasury’s Office of Telecommunication & Information Systems.  Mr. Lee holds a B.A. from Yale University and an M.B.A. from Harvard University.

James Dobrowolski has served as President & CEO of U.S. Facilities since August 2000. Mr. Dobrowolski directs company operations and financial performance.  He brings over 18 years of executive experience in facilities management, enterprise logistics and supply chain solutions to this position.  Prior to PRWT’s acquisition of USF, Mr. Dobrowolski served as president of U.S. Facilities’ former parent company, Halifax Technical Services. He was also a vice president of Halifax Corporation and, before that, served as vice president and general manager of Electronic Associates, Inc., a custom manufacturer of cable and wire harnessing products.

John Elliot has served as President of Cherokee Pharmaceuticals since January 2008.  Mr. Elliot leads a staff of nearly 400 and a state-of-the-art facility for the production of APIs for both humans and animals. Prior to joining Cherokee, Mr. Elliot had a highly-regarded 25-year career at GlaxoSmithKline (“GSK”). As GSK’s senior vice president, primary supply & antibiotics, Mr. Elliot oversaw operations in eight countries and managed over 7,000 employees.  Prior to that role, he headed GSK’s Global Antibiotic Supply Network, where he successfully restructured their manufacturing network to significantly lower costs. Mr. Elliot is a trustee for the Healthcare Institute of New Jersey, and earned a B.S. from Heriot-Watt University in Scotland.

Item 9.01.    Financial Statement and Exhibits.

(d) Exhibits:

Exhibit	Description
10.1*
Agreement and Plan or Reorganization, dated as of March 13, 2009, by and among KBL Healthcare Acquisition Corp. III, PRWT Services, Inc., PRWT Merger Sub, Inc. and all of the stockholders of PRWT Services, Inc.

10.2	Form of Lock-Up Agreement between PRWT Services, Inc. and each stockholder of PRWT Services, Inc.

*
KBL has omitted certain schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K and shall furnish supplementally to the Securities and Exchange Commission (the “SEC”) copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 18, 2009
KBL HEALTHCARE ACQUISITION CORP. III

	By:	/s/ Michael Kaswan
Michael Kaswan
Chief Operating Officer

EXHIBIT INDEX

Exhibit	Description
10.1*
Agreement and Plan or Reorganization, dated as of March 13, 2009, by and among KBL Healthcare Acquisition Corp. III, PRWT Services, Inc., PRWT Merger Sub, Inc. and all of the stockholders of PRWT Services, Inc.

10.2	Form of Lock-Up Agreement between PRWT Services, Inc. and each stockholder of PRWT Services, Inc.

*
KBL has omitted certain schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K and shall furnish supplementally to the Securities and Exchange Commission (the “SEC”) copies of any of the omitted schedules and exhibits upon request by the SEC.